EXHIBIT 3.5

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LEADIS TECHNOLOGY, INC.”, FILED IN THIS OFFICE ON THE TENTH DAY OF JUNE, A.D. 2004, AT 4:31 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3221202 8100		AUTHENTICATION: 3165467

040432298		DATE: 06-10-04

State of Delaware Secretary of State Division of Corporations Delivered 04:37 PM 06/10/2004 FILED 04:31 PM 06/10/2004 SRV 040432298 - 3221202 FILE

CERTIFICATE OF AMENDMENT

TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

LEADIS TECHNOLOGY, INC.

Sung Tae Ahn and Victor K. Lee hereby certify that:

1. The date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is was May 15, 2000.

2. They are the duly elected and acting President and Secretary, respectively, of Leadis Technology, lnc., a Delaware corporation.

3. Article IV of the Second Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated in its entirety as follows:

“This corporation is authorized to issue two classes of shares, designated “Common Stock” and “Preferred Stock,” respectively, both of which shall have a par value of $0.001 per share. The number of shares of Common Stock authorized to be issued is 60,000,000 shares. The number of shares of Preferred Stock authorized to be issued is 13,854,384 shares, 300,000 of which are designated as “Series 1 Preferred Stock,” 1,276,616 of which are designated as “Series A Preferred Stock,” and 12,277,768 of which are designated as “Series B Preferred Stock.” Effective upon the filing of this Certificate of Amendment to Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (a) each two (2) issued and outstanding shares of Common Stock, par value $0.001 per share, automatically and without any action on the part of the respective holders thereof, shall split into three (3) shares of Common Stock, par value 0.001 per share; (b) each two (2) issued and outstanding shares of Series 1 Preferred Stock, par value $0.001 per share automatically and without any action on the part of the respective holders thereof, shall split into three (3) shares of Series 1 Preferred stock, par value 0.001 per share; and (c) each two (2) issued and outstanding shares of Series B Preferred Stock, par value $0.001 per share, automatically and without any action on the part of the respective holders thereof, shall split into three (3) shares of Series B Preferred stock, par value 0.001 per share. No fractional shares shall be issued in connection with the foregoing forward split, and each stockholder otherwise entitled to receive a fractional share shall receive the next lower whole number of shares of Common Stock, Series 1 Preferred Stock or Series B Preferred Stock, as applicable.”

4. All other provisions of the Second Amended and restated Certificate of Incorporation shall remain in full force and effect.

This Certificate of Amendment to Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and stockholders of the Company.

This Certificate of Amendment to Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Certificate of Amendment to Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the DGCL by the stockholders of the Company.

/s/ Sung Tae Ahn
SUNG TAE AHN President

/s/ Victor K. Lee
VICTOR K. LEE Secretary

Dated: June 10, 2004

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